EXHIBIT 32.1

CERTIFICATION REQUIRED BY
SECTION 1350 OF TITLE 18 OF THE UNITED STATES CODE

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned hereby certifies in his capacity as an officer of Overland Storage, Inc. (the  “Company”) that, to his knowledge, the Annual Report of the Company on Form 10-K for the fiscal year ended June 30, 2003 fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that the information contained in such report fairly presents, in all material respects, the financial condition and results of operations of the Company as of the dates and for the periods presented in the financial statements included in such report.

By:	/s/ Christopher Calisi
Christopher Calisi
President and Chief
Executive Officer
(Principal Executive Officer)

Date: September 26, 2003

By:	/s/ Vernon A. LoForti
Vernon A. LoForti
Vice President, Chief Financial
Officer and Secretary
(Principal Financial Officer)

Date: September 26, 2003